RESTATED
                ARTICLES OF INCORPORATION
                           OF
                 BALDOR ELECTRIC COMPANY



                       ARTICLE ONE

The name of the corporation is Baldor Electric Company.


                       ARTICLE TWO

The address of its registered office in the State of Missouri is 906 Olive Street, St. Louis, Missouri 63101, and the name of its registered agent at such address is CT Corporation System.


                      ARTICLE THREE

The maximum number of shares of capital stock which this corporation is authorized to issue or to have outstanding at any time shall be Fifty-Five Million (55,000,000) shares of which Fifty Million (50,000,000) shares shall be Common Stock of $.10 par value, and Five Million (5,000,000) shares shall be Preferred Stock of $.10 par value.
No holder of shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, purchase, or otherwise acquire or receive any shares of any class of stock hereafter issued by this corporation, whether now or hereafter authorized, or any shares of any class of stock of this corporation now or hereafter acquired and held by this corporation as treasury stock and subsequently reissued and sold or otherwise disposed of, or any bonds, certificates of indebtedness, notes, or any other securities convertible into or exchangeable for, or any warrants or rights to purchase or otherwise acquire, any shares of any class of stock of this corporation, whether now or hereafter authorized.

The Preferred Stock may be issued from time to time in one or more series, upon resolution or resolutions providing for such series adopted by the Board of Directors, with such distinctive designations as shall be stated in such resolution or resolutions. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and provisions of this Article Three, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

   (a) the number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

   (b) the dividend rate of the shares of such series, whether the dividend shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

   (c) the right, if any, of the corporation to redeem shares of such series and the terms and conditions of such redemption including the redemption price;



   (d) the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

   (e) the voting rights, if any, for such series and the terms and conditions under which such voting rights may be exercised;

   (f) the obligation, if any, of the corporation to retire shares of such series pursuant to a retirement or sinking fund or fund of a similar nature and the terms and conditions of such obligation;

   (g) the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of preferred stock, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

   (h) any other rights, preferences or limitations of the shares of such series as may be permitted by law.


                      ARTICLE FOUR

The name and place of residence of each incorporator was: E. Ballman, St. Louis, Missouri; E. Doerr, St. Louis, Missouri; J.F. Gerleman, St. Louis, Missouri; J.W. Shaw, St. Louis, Missouri; and O.A. Baumann, St. Louis, Missouri.


                      ARTICLE FIVE

The corporation shall have nine (9) directors. The Board of Directors shall be divided into three (3) classes, whose terms expire at different times. At the annual shareholders' meeting to be held in 1977, three (3) directors shall be elected for a term of one (1) year; three (3) directors for a term of two (2) years; and three (3) directors for a term of three
(3) years. At each subsequent annual shareholders' meeting, successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three (3) years.

The number of directors and size of the classes may be increased or decreased from time to time as provided in the By-Laws, and any such changes shall be reported to the Secretary of State within thirty calendar days of such change. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, removal, increase in the number of directors or otherwise, a majority of directors in office, although less than a majority of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the shareholders and shall qualify. This Article may not be amended or repealed without the consent of the holders of two-thirds of the outstanding shares of the corporation.


                       ARTICLE SIX

The duration of the corporation is perpetual.






                      ARTICLE SEVEN

The purposes for which the corporation is formed are:

   (a) To manufacture, purchase, sell and otherwise deal in electric motors, electric generators, electric motor generators and other electrical machines, devices and apparatus, as well as machines, devices and apparatus adapted for use in connection therewith and for the manufacture thereof.

   (b) To engage in any other lawful business for profit which is authorized by the Board of Directors and which is lawful for a corporation organized under The General and Business Corporation Law of Missouri, whether of the same character as or different character than the business activities above described.

   (c) To do any and every thing necessary or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers here-inabove enumerated; to do any and every thing incidental to, growing out of, or germane to any of the foregoing purposes or objects, and to have and exercise all of the powers and rights conferred by the laws of the State of Missouri upon corporations formed under The General and Business Corporation Law of Missouri, and all acts amendatory thereof and supplemental thereto, it being expressly provided that the foregoing clauses shall be construed both as objects, purposes and powers and shall be in furtherance and not in limitation of the powers conferred by the laws of the State of Missouri.


                      ARTICLE EIGHT

The corporation shall not consolidate with, or merge with or into, any other corporation or convey to any corporation or other person or otherwise dispose of all or substantially all of the assets or dispose of by any means all or substantially all of the stock or assets of any major subsidiary of the corporation unless such consolidation, merger, conveyance or disposition is approved (a) by the affirmative vote of not less than sixty-six and two-thirds per cent (66-2/3%) of the aggregate voting power of the outstanding stock entitled to vote thereon, and (b) by the affirmative vote of not less than 80% of the aggregate voting power of the outstanding stock entitled to vote thereon, which shall include the affirmative vote of at least 50% of the voting power of the outstanding stock of shareholders entitled to vote thereon other than controlling shareholders, (i) if any shareholder entitled to vote thereon is a person who, including affiliates of such person, is the beneficial owner (as the terms are defined in the Securities and Exchange Act of 1934 and in the rules thereunder) of more than 20% of the voting power of the corporation (a "controlling shareholder"), provided that shares held, voted or otherwise controlled by a person as trustee, plan administrator, officer of the corporation or otherwise pursuant to an employee benefit plan of the corporation or of an affiliate of the corporation shall not be deemed to be beneficially owned by any person for the purpose of determining whether a person is a controlling shareholder, and (ii) if, prior to the acquisition of 20% of the voting power of the corporation by a shareholder, the Board of Directors of the corporation had not unanimously approved such consolidation, merger, conveyance or disposition. If there is a controlling shareholder, this Article Eight can be amended only by the affirmative vote of the voting power of the corporation then required to approve a consolidation, merger, conveyance or disposition under this Article Eight.



                      ARTICLE NINE

The Board of Directors shall have power to make, and from time to time repeal, amend and alter the By-Laws of the corporation; provided, however, that the paramount power to repeal, amend and alter the By-Laws or to adopt new By-Laws, shall always be vested in the shareholders, which power may be exercised by a vote of a majority thereof present at any annual or special meeting of the shareholders, and the directors thereafter shall have no power to suspend, repeal, amend or otherwise alter any By-Laws or portion thereof so enacted by the shareholders, unless the shareholders in enacting such By-Laws or portion thereof shall otherwise provide.




                       ARTICLE TEN

   (a) The corporation, except as provided in paragraph (b), shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation any action by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the corporation or is or was a director or officer of the corporation who is or was serving at the request of the corporation as a director, officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if such person's conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Such right will be conditioned upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such right shall survive any amendment or repeal of this Article with respect to expenses incurred in connection with claims arising out of acts or omissions occurring prior to such amendment or repeal. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

   (b) If a claim under paragraph (a) of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Business and Corporation Law of Missouri for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Business and Corporation Law of Missouri, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
   (c) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   (d) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

   (e) For the purposes of this Article, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

   (f) For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan, and the term "serving at the request of the corporation" shall include any service as a director, officer, employee, partner, trustee or agent of, or at the request of, the corporation which imposes duties on, or involves services by, such director, officer, employee, partner, trustee or agent with respect to an employee benefit plan, its participants, or beneficiaries.



   (g) In the event any provision of this Article shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision of this Article and any other provisions of this Article shall be construed as if such invalid provision had not been contained in this Article. In any event, the corporation shall indemnify any person who is or was a director or officer of the corporation, or who is or was a director or officer of the corporation who is or was serving at the request of the corporation as a director, officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted under Missouri law, as from time to time in effect.


               AFFIDAVIT OF THE PRESIDENT
               OF BALDOR ELECTRIC COMPANY

The undersigned, R. L. Qualls, the duly appointed President of Baldor Electric Company (the "Company"), does hereby swear and affirm that the Restated Articles of Incorporation of the Company as set forth above (the "1995 Restatement"), were approved by the Board of Directors of the Company at a duly called and noticed meeting held on February 6, 1995, at which a quorum was present. The undersigned does further swear and affirm that: (i) the 1995 Restatement correctly sets forth, without change, the corresponding provisions of the Company's prior Restated Articles of Incorporation adopted by the Company's shareholders on April 27, 1979, as subsequently amended (the "1979 Restated Articles as Amended"); and (ii) the 1995 Restatement supersedes the 1979 Restated Articles as Amended.


IN WITNESS WHEREOF, the undersigned President of this corporation has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal this 6th day of February, 1995.



                                          BALDOR ELECTRIC COMPANY



                                          By /s/ R. L. Qualls
                                          ---------------------
                                                R. L. Qualls

ATTEST:

/s/ Lloyd G. Davis
------------------
  Lloyd G. Davis


















STATE OF ARKANSAS       )
                        )     S.S.
COUNTY OF SEBASTIAN     )


I, Gina L. Stafford, a Notary Public, do hereby certify that on the 6th day of February, 1995, personally appeared before me R. L. Qualls, who, being by me first duly sworn, declared that he is the President of Baldor Electric Company, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.




                                          Notary Public



My Commission Expires:                    /s/ Gina L. Stafford
                                          --------------------
                                          Gina L. Stafford
      June 12, 2001